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               CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                SUBSIDIARIES                       STATE INCORPORATED
     Eastern Shore Natural Gas Company                  Delaware
             Sharp Energy, Inc.                         Delaware
        Chesapeake Services Company                     Delaware
            United Systems, Inc.                        Georgia

SUBSIDIARY OF EASTERN SHORE NATURAL GAS COMPANY    STATE INCORPORATED
          Dover Exploration Company                     Delaware

     SUBSIDIARIES OF SHARP ENERGY, INC.            STATE INCORPORATED
               Sharpgas, Inc.                           Delaware
               Sharpoil, Inc.                           Delaware

   SUBSIDIARIES OF CHESAPEAKE SERVICE COMPANY      STATE INCORPORATED
               Skipjack, Inc.                           Delaware
         Capital Data Systems, Inc.                  North Carolina
        Currin and Associates, Inc.                  North Carolina
       Chesapeake Investment Company                    Delaware

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